UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2018

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building B23-A, Universal Business Park No. 10 Jiuxianqiao Road Chaoyang District, Beijing, China	100015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (86) 10-5975-6336

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on January 8, 2018, Borqs Technologies, Inc. (the “Company”) entered into a non-binding letter of intent to acquire a 60% equity interest in Shanghai KADI Machinery Technology Co., Ltd (“KADI Shanghai”), a Chinese company that develops software and hardware solutions for electric vehicle control modules, such as charging, battery management and vehicle controls. Pursuant to the letter of intent, we had intended to pay approximately $15 million for the 60% equity interest in KADI Shanghai.

On December 15, 2018, the Company and its indirect wholly owned subsidiaries, Borqs Beijing Ltd. (“Borqs Beijing”) and Borqs Hong Kong Ltd. (“Borqs HK”), entered into a Share Purchase Agreement (“Purchase Agreement”) with KADI Shanghai, KADI Technologies Limited (“KADI HK”) and Lin Hu and Shou Huajun, the sole shareholders of KADI Shanghai and KADI HK (the “Selling Shareholders”), pursuant to which Borqs Beijing purchased 60% of the issued and outstanding common shares of KADI Shanghai (“KADI SH Shares”) and Borqs Beijing purchased 60% of the issued and outstanding common shares of KADI HK (“KADI HK Shares, together with the KADI SH Shares, the “KADI Shares”) in accordance with and subject to the terms and conditions set forth in the Purchase Agreement (the “Transaction”). The Transaction closed on December 15, 2018 (the “Closing Date”).

The purchase price for the KADI SH Shares consists of $4,600,000 in cash (the “Cash Consideration”), of which $600,000 was previously advanced to KADI Shanghai. The remaining Cash Consideration is payable to the Selling Shareholders following the Closing Date in accordance with the following payment schedule: (i) $2 million payable in four equal installments of $500,000 prior to the end of each calendar quarter of 2019; (ii) $1 million payable in two equal installments of $500,000 prior to the end of June 30, 2020 and December 31, 2020; and (iii) $1 million payable in two equal installments of $500,000 prior to the end of June 30, 2021 and December 31, 2021.

The purchase price for the KADI HK Shares consists of a number of unregistered ordinary shares of the Company equal to $9,750,000 (the “BORQS Shares”), which shares are to be issued to the Selling Shareholders and subject to certain earn-out targets as follows:

(i)	(a) $1.5 million of BORQS Shares at a price of $3.30 per share, or 454,545 BORQS Shares and (b) $2.25 million of BORQS Shares at a price of $3.82 per share, or 589,005 BORQS Shares, to be issued to the Selling Shareholders on the Closing Date and subject to forfeiture based on the achievement by KADI Shanghai of the 2018 Revenue Target described below; (collectively, the “Closing Shares Payment”);
(ii)	$2.25 million of BORQS Shares at a price of $3.82 per share or 589,005 BORQS Shares (the “2019 Escrowed Shares”), to be issued to the Selling Shareholders on the Closing Date and held in escrow subject to the achievement by KADI Shanghai of the 2019 Revenue Target described below;
(iii)	$2.25 million of BORQS Shares to be issuable at a future date upon the achievement by KADI Shanghai of certain 2020 revenue and net income targets described below (the “2020 Year Shares”); and
(iv)	$1.5 million of BORQS Shares to be issuable at a future date upon the achievement by KADI Shanghai of certain 2021 revenue and net income targets described below (the “2021 Year Shares”).

The Closing Shares Payment is subject to forfeiture in the event that KADI Shanghai does not achieve $3 million in revenues for the period from October 1, 2018 to December 31, 2018 (the “2018 Revenue Target”). If actual revenues for such period are at least 90% of the 2018 Revenue Target, then the Selling Shareholders may keep 100% of the Closing Shares Payment. However, if actual revenues are less than 60% of the 2018 Revenue Target, then all of the Closing Shares Payment shall be forfeited by the Selling Shareholders and returned to the Company for cancellation. If revenues are between 60% and 89.9% of the 2018 Revenue Target, then the percentage of the Closing Shares Payment to be returned to the Company will be as determined in accordance with the Purchase Agreement. The amount of revenue in excess, if any, of the 2018 Revenue Target (“2018 Excess”) shall be applied to the 2019 Revenue Target described below. In addition, the BORQS Shares comprising the Closing Shares Payment are subject to the following lock-up restrictions: (i) 67% of the Closing Shares Payment for six months following the Closing Date; and (ii) 33% of the Closing Shares Payment for 12 months following the Closing Date.

The release of the 2019 Escrowed Shares from escrow is subject to the achievement by KADI Shanghai of at least $9,080,000 in revenues for the period ended December 31, 2019 (the “2019 Revenue Target”), which revenue target may be adjusted as mutually agreed between the Company and the Selling Shareholders. If actual revenues for such period (including the 2018 Excess) are at least 90% of the 2019 Revenue Target, then 100% of the 2019 Escrowed Shares shall be released to the Selling Shareholders, subject to the audit of KADI Shanghai’s revenues for such period by an independent financial auditor engaged by the Company (“Auditor”). However, if actual revenues (including the 2018 Excess) are less than 60% of the 2019 Revenue Target or net income of KADI Shanghai for 2019 is negative, then the 2019 Revenue Target will not deemed met and 100% of the 2019 Escrowed Shares shall be forfeited by the Selling Shareholders and released to the Company for cancellation. If revenues are between 60% and 89.9% of the 2019 Revenue Target, then the number of 2019 Escrowed Shares to be released will be as determined in accordance with the Purchase Agreement. The amount of any revenue in excess of the 2019 Revenue Target and the amount of any net income in excess of $830,000 in 2019 shall be applied to certain revenue and net income targets for 2020 described below.

An additional $2.25 million of BORQS Shares divided by the volume weighted average closing price of the Company as traded on the NASDAQ Stock Market for the five consecutive trading days (“Market Price”) immediately prior to the date of issuance (the “2020 Year Shares”) will be issued to the Selling Shareholders upon the achievement by KADI Shanghai of $15,550,000 in revenues (the “2020 Revenue Target”) and net income of $1,630,000 (“2020 Net Income Target”) for the year ended December 31, 2020, which targets may be adjusted as mutually agreed between the Company and the Selling Shareholders. If actual revenues and net income for 2020 (including any applicable excess revenue and net income from 2019) are 90% more of the 2020 Revenue Target and 2020 Net Income Target, respectively, then 100% of the 2020 Year Shares will be issued to the Selling Shareholders; provided, that if either percentage is less than 60% of the applicable target, then no 2020 Year Shares will be issued. If revenues and net income are between 60% and 89.9% of their respective targets, then the percentage of the 2020 Year Shares to be issued will be as determined in accordance with the Purchase Agreement. The amount of any revenue and net income in excess of the 2020 Revenue Target and 2020 Net Income Target, respectively, shall be applied to certain revenue and net income targets for 2021 described below.

$1.5 million of BORQS Shares divided by the Market Price immediately prior to the date of issuance (the “2021 Year Shares”) will be issued to the Selling Shareholders upon the achievement by KADI Shanghai of $23,950,000 in revenues (the “2021 Revenue Target”) and net income of $2,780,000 (“2021 Net Income Target”) for the year ended December 31, 2021, which targets may be adjusted as mutually agreed between the Company and the Selling Shareholders. If actual revenues and net income for 2021 (including any applicable excess revenue and net income from 2020) are 90% more of the 2021 Revenue Target and 2021 Net Income Target, respectively, then 100% of the 2021 Year Shares will be issued to the Selling Shareholders; provided, that if either percentage is less than 60% of the applicable target, then no 2021 Year Shares will be issued. If revenues and net income are between 60% and 89.9% of their respective targets, then the percentage of the 2021 Year Shares to be issued will be as determined in accordance with the Purchase Agreement.

No later than 45 days following December 31st of each calendar year, the Selling Shareholders shall deliver a statement setting forth the revenues and net income of KADI Shanghai for the 12 month period ending December 31st of the prior calendar year, together with reasonably supporting documentation, which shall be subject to audit and verification by the Auditor before the applicable BORQS Shares may be issued to the Selling Shareholders pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company has the exclusive option from the Closing Date until December 31, 2021, exercisable in its sole discretion, to purchase the remaining 40% of KADI Shanghai and KADI HK at a purchase price with a 9% premium to the total purchase price paid by the Company for the KADI Shares.

The Company and the Selling Shareholders agreed and acknowledged that to the extent that any issuances of 2020 Year Shares or 2021 Year Shares may cause the aggregate number of BORQS Shares issuable under the Purchase Agreement to represent 20% or more of the shares then outstanding or voting power of the Company (the “20% Threshold”), such issuances would require the prior approval of the shareholders of the Company (“Shareholder Approval”) pursuant to the applicable rules of the NASDAQ Stock Market. If such Shareholder Approval is required, then the Company shall, at the next annual meeting of its shareholders, submit a proposal for such Shareholder Approval. In the event that Shareholder Approval is required but not obtained, then no more than 6,257,539 BORQS Shares shall be issued to the Selling Shareholders until such Shareholder Approval is obtained.

The sale of the Borqs Shares to KADI HK was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering, and appropriate legends were placed upon the stock certificates representing the BORQS Shares issued at the closing pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Loan Agreement with Partners for Growth V, L.P.

As previously reported, Borqs Hong Kong Limited (“Borqs HK”) and BORQS International Holdings Corp. (“BORQS International”), each a wholly owned subsidiary of the Company, and the Company entered into a loan agreement (the “Original Loan Agreement”) with Partners For Growth V, L.P. (“PFG5”), effective April 30, 2018, for a term loan in the maximum amount of $3 million at an interest rate of 8.0% per annum with a maturity date of April 30, 2021.

On December 17, 2018, Borqs HK, BORQS International and the Company entered into a Waiver and Modification No. 1 to Loan and Security Agreement (the “Amended Loan Agreement”) with PFG5, which amended the loan agreement entered into in April 2018. Pursuant to the Amended Loan Agreement, in addition to the loan issued pursuant to the Original Loan Agreement, Borqs HK agreed to issue a senior secured convertible note (the “Note”) to PFG5 with a principal amount of $1 million and an interest rate of 12% per annum, payable monthly. The Note is payable on December 17, 2023 or immediately upon the lender’s demand after the occurrence of an event of default set forth under the Amended Loan Agreement. The Note is convertible into ordinary shares of the Company at the lender’s option at a conversion price of $4.79, for a total of 208,768 ordinary shares (subject to certain customary adjustments). On December 17, 2018, PFG5 funded the Note, minus a $15,000 commitment fee.

Borqs HK may repay the Note in whole or in part at any time ; provided, thataAny prepayment will trigger the borrower’s obligation to issue a warrant to purchase ordinary shares of the Company equal to the number of ordinary shares issuable upon conversion of the principal amount being prepaid, at an exercise price of $4.79 per share (subject to certain customary adjustments). Such warrant is exercisable upon issuance and may be issued for cash or on a cashless basis. It has an expiration date of December 17, 2023, upon which any unexercised portion of the warrant will be automatically exercised on a cashless basis. The warrant is also subject to redemption upon the occurrence of certain corporate reorganizational events.

All amounts payable under the Note will be secured by the same collateral as Borqs HK and BORQS International’s obligations under the Original Loan Agreement. The Amended Loan Agreement provides that, in the event that the Company does not sign a new loan agreement to refinance and replace the existing loan facilities the Company has with SPD Silicon Valley Bank Co., Ltd., senior lender to PFG5, within 60 days of the disbursement of the loan under the Note, the Company shall become a guarantor of the borrower’s obligations under the Original Loan Agreement and the Amended Loan Agreement.

Pursuant to the Amended Loan Agreement, Borqs HK, BORQS International and the Company shall not, without prior written consent of PFG5, transfer any collateral under the Original Loan Agreement and the Amended Loan Agreement or other assets or make certain types of investments in or incur indebtedness to Borqs Technologies (HK) Limited, a subsidiary of Borqs HK, or otherwise cause or permit such entity to hold other than nominal assets sufficient to maintain its corporate existence.

In addition, PFG5 has agreed to waive Borqs HK’s failure to meet minimum revenues and minimum EBITDA requirements and anticipated non-compliance with certain financial covenants under the Original Loan Agreement if there is no default or event of default under the Original Loan Agreement or the Amended Loan Agreement (subject to certain exceptions set forth under the Amended Loan Agreement).

The issuance of the Note was and the potential issuance of the warrant to PFG5 pursuant to the Amended Loan Agreement, was or will be (as the case may be) deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof and/or Regulation S promulgated thereunder, and appropriate legends have or will be placed upon the certificates or instrument representing such securities upon issuances thereof.

The foregoing descriptions of the Amended Loan Agreement, the Note and the Warrant are only a summary and are qualified in their entirety by reference to the Loan Agreement, the Note and the form of Warrant, a copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance-Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2018, the Company completed its 2018 annual meeting of shareholders (the “Annual Meeting”). The number of ordinary shares entitled to vote at the Annual Meeting was 31,303,350 shares. The number of ordinary shares present or represented by valid proxy at the Annual Meeting was 15,878,516 shares. All matters submitted to a vote of the Company’s shareholders at the Annual Meeting were approved, and Lawrence Chow and Ji Li were elected “Class I” directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

(i) To elect two (2) “Class I” directors, each of whom will be elected for a term of three years, or until the election and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Lawrence Chow	15,143,795	1,475	733,246
Ji Li	15,143,795	1,325	733,246

(ii) To ratify the appointment Ernst and Young Hua Ming LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
15,878,453	63	0	0

Item 8.01 Other Events

On December 6, 2018, the Company filed two complaints against Samsung Electronics Co., Ltd. with the Beijing Intellectual Property Court, for infringement of its copyrights in relating to its motion detection software. The Company has claimed a total damage of $0.85 million in these two matters. At this stage of the proceedings, it is not possible to evaluate the likelihood of a favorable outcome or to estimate the range of potential gain or loss.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement, dated as of December 15, 2018, by and among Borqs Technologies, Inc., Borqs Beijing, Ltd., Borqs Hong Kong Limited, Shanghai KADI Technologies Co., Ltd., KADI Technologies Limited and the selling shareholders named herein.

10.2	Waiver and Modification No. 1 to Loan and Security Agreement, dated as of December 17, 2018, by and among Partners for Growth V, L.P., Borqs Hong Kong Limited, BORQS International Holding Corp. and Borqs Technologies, Inc.

10.3	Promissory Note, dated December 17, 2018

10.4	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borqs Technologies, Inc.

Date: December 20, 2018	By:	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer